Date Issued: December 10, 2017

Date of Expiration: June 30, 2018

Certificate Number: 82120463387649172380

STATE OF NEVADA
DEPARTMENT OF TAXATION

MEDICAL MARIJUANA PROGRAM

1550 College Parkway, Suite 115
Carson City, Nevada 89706
Telephone: 775-684-2000

This is to Certify that Nevada Medical Group, LLC (P044)

located at 3376 Pepper Lane | Las Vegas, NV 89120 | Clark

Address | City, Town and Zip Code | County

has been found to possess the qualifications for certification as a:

Medical Marijuana Production Establishment

This registration certificate is issued subject to the laws of the State of Nevada, including the provisions of Nevada Revised Statutes, Chapter 453A. This registration certificate is non-transferable and shall be conspicuously posted in the establishment described above. This registration certificate is only valid through the expiration date shown above and for the location noted above. Any questions concerning this registration certificate should be addressed to: Department of Taxation, 1550 College Parkway, Suite 115, Carson City, Nevada 89706.

Signature